                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            Merrill Lynch & Co., Inc.
                            -------------------------
             (Exact name of registrant as specified in its charter)

              Delaware                                            13-2740599
              --------                                            ----------
(State of incorporation or organization)                      (I.R.S. Employer
                                                             Identification No.)
      4 World Financial Center
          New York, New York                                        10080
      ------------------------                                      -----
(Address of principal executive offices)                          (Zip Code)

If this form relates to the registration of      If this form relates to the registration of
a class of securities pursuant to                a class of securities pursuant to
Section 12(b) of the Exchange Act and            Section 12(g) of the Exchange Act and
is effective pursuant to General                 is effective pursuant to General
Instruction A.(c), please check the              Instruction A.(d), please check the
following box. [X]                               following box. [_]

Securities Act registration statement file number to which this form relates:
333-52822
---------

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                                                  Name of each exchange on which
to be so registered                                                  each class is to be registered
-------------------                                                  ------------------------------
7% Callable STock Return Income DEbt Securities/SM/                  The American Stock Exchange
due March , 2004, payable at maturity with
Texas Instruments Incorporated common
stock

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
--------------------------------------------------------------------------------
                                (Title of class)

"STock Return Income DEbt Securities" and "STRIDES" are service marks of Merrill Lynch & Co., Inc.

Item 1.   Description of Registrant's Notes to be Registered.
          ---------------------------------------------------

          The description of the general terms and provisions of the 7% Callable STock Return Income DEbt Securities/SM/ due March , 2004, payable at maturity with Texas Instruments Incorporated common stock, to be issued by Merrill Lynch & Co., Inc. (the "Notes") set forth in the Preliminary Prospectus Supplement dated March 18, 2002, and the Prospectus dated January 24, 2001, attached hereto as Exhibit 99(A) are hereby incorporated by reference and contain certain proposed terms and provisions. The description of the Notes contained in the Prospectus Supplement to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, under Registration Statement Number 333-52822 which will contain the final terms and provisions of the Notes, including the maturity date of the Notes, is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2.   Exhibits.
          --------

     99(A) Preliminary Prospectus Supplement dated March 18, 2002, and Prospectus dated January 24, 2001, (incorporated by reference to registrant's filing pursuant to Rule 424 (b)).

     99(B)     Form of Note.

     99(C) Copy of Indenture between Merrill Lynch & Co., Inc. and JPMorgan Chase Bank, formerly Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), dated as of April 1, 1983, as amended and restated.*

          Other securities issued by Merrill Lynch & Co., Inc. are listed on The American Stock Exchange.

*Exhibit 99(C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.

                                    SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        MERRILL LYNCH & CO., INC.


                                        By: /s/ Andrea L. Dulberg
                                            ---------------------------
                                                 Andrea L. Dulberg
                                                    Secretary

Date: March 18, 2002

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                            MERRILL LYNCH & CO., INC.




                                    EXHIBITS
                                       TO
                          FORM 8-A DATED MARCH 18, 2002

                                INDEX TO EXHIBITS
                                -----------------

          Exhibit No.
          -----------

99(A) Preliminary Prospectus Supplement dated March 18, 2002, and Prospectus dated January 24, 2001 (incorporated by reference to registrant's filing pursuant to Rule 424 (b)).

99(B)       Form of Note.

99(C) Copy of Indenture between Merrill Lynch & Co., Inc. and JPMorgan Chase Bank, formerly Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), dated as of April 1, 1983, as amended and restated.*

*Exhibit 99(C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.